UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2014

VIDEO DISPLAY CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	0-13394	58-1217564
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1868 Tucker Industrial Road Tucker, Georgia	30084
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 938-2080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 16, 2014 Video Display Corporation (the “Company”) completed the sale of one hundred percent (100%) of the issued and outstanding shares of the Company’s wholly-owned subsidiary, Z-Axis Inc. (“Z-AXIS”). Z-Axis was sold to Z-AXIS Holdings, Inc., a New York corporation (“Z-AXIS Holdings”) that is controlled by the existing president of Z-AXIS and who was one of the original founders of Z-AXIS for a cash payment of approximately Eight Million, Seven Hundred Thousand Dollars ($8,700,000) and the issuance by Z-AXIS Holdings of its One Million Dollar ($1,000,000) Promissory Note to the Company.

Item 9.01 Financial Statements and Exhibits.

The unaudited pro forma condensed consolidated balance sheet as of November 30, 2013 and the unaudited pro forma condensed consolidated income statements of Video Display Corporation for the nine months ended November 30, 2013 and the year ended February 28, 2013 that give effect to the disposition of the assets and liabilities of Z-Axis Inc., a subsidiary of Video Display Corporation, are attached hereto as Exhibit 99.1 and are incorporated by reference in this item 9.01.

Video Display Corporation

Pro Forma Balance Sheet (unaudited)

November 30, 2013

	Historical Results	Pro Forma Adjustment		Pro Forma Results
Assets
Current assets
Cash	1,436	8,700	(a)	10,136
Restricted cash	1,200	—		1,200
Accounts receivable, less allowance for doubtful accounts of $91	3,474	(1,208	)(b)	2,266
Other receivables	474	—		474
Inventories, net	19,730	(1,307	)(b)	18,423
Cost and estimated earnings in excess of billings on uncompleted contracts	—	—		—
Deferred income taxes	1,679	—		1,679
Income taxes refundable	636	—		636
Prepaid expenses and other	240	(115	)(b)	125
Assets of discontinued operations	—	—		—

Total current assets	28,869	6,070		34,939

Property, plant, and equipment
Land	195	(41	)(b)	154
Buildings	3,997	(1,246	)(b)	2,751
Machinery and equipment	13,620	(3,088	)(b)	10,532

	17,812	(4,375	)(b)	13,437
Accumulated depreciation and amortization	(14,452)	2,725	(b)	(11,727)

Net property, plant, and equipment	3,360	(1,650	)(b)	1,710

Note receivable	690	1,000	(a)	1,690
Intangible assets, net	715	—		715
Deferred income taxes	613	—		613
Other assets	14	—		14
Goodwill	917	(917	)(b)	—
Assets of discontinued operations	—			—

Total assets	$35,178	4,503		$39,681

Video Display Corporation

Pro Forma Balance Sheet (unaudited)

November 30, 2013

	Historical Results	Pro Forma Adjustment		Pro Forma Results
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$1,397	$(514	)(b)	$883
Accrued liabilities	1,286	(507	)(b)	779
Billings in excess of cost and estimated earnings on uncompleted contracts	—	—		—
Notes payable to officers and directors	—	—		—
Lines of credit	—	—		—
Current maturities of long-term debt	1,398			1,398
Liabilities of discontinued operations	—	—		—

Total current liabilities	4,081	(1,021)		3,060
Long-term debt, less current maturities	245	—		245
Unrecognized gain	1,124	—		1,124
Other long term liabilities	—			—

Total liabilities	5,450	(1,021)		4,429

Shareholders’ Equity
Preferred stock, no par value – 10,000 shares authorized; none issued and outstanding	—			—
Common stock, no par value – 50,000 shares authorized; 9,732 issued and 7,593 outstanding at August 31, 2013.	7,293			7,293
Additional paid-in capital	158			158
Retained earnings	32,721	5,524		38,245
Treasury stock, shares at cost; 2,139 at August 31, 2013.	(10,444)			(10,444)

Total shareholders’ equity	29,728	5,524		35,252

Total liabilities and shareholders’ equity	$35,178	4,503		$39,681

(a)	Reflects anticipated $8.7 million in cash proceeds and $1.0 million note for the $9.7 million salesprice.
(b)	The elimination of assets and liabilities included in the Z-Axis disposition.

Video Display Corporation

Pro Forma Income Statement (unaudited)

Nine Months Ended November 30, 2013

	Historical Results	Pro Forma Adjustment		Pro Forma Results
Net sales	$23,852	$6,698		17,154

Cost of goods sold	20,630	4,550		16,080

Gross profit	3,222	2,148		1,074

Operating expenses
Selling and delivery	1,432	207		1,225
General and administrative	4,062	1,445		2,617

	5,494	1,652		3,842

Operating income/(loss)	(2,272)	496		(2,768)

Other income (expense)
Interest expense	(709)	—		(709)
Other, net	660	2		658

	(49)	2		(51)

Income/(Loss) from continuing operations before income taxes	(2,321)	498		(2,819)
Income tax (benefit)	(735)	169	(c)	(904)

Net income/(loss)	$(1,586)	329		(1,915)

Income from discontinued operations, net of taxes	2,234	—		2,234

Net income	$648	$329		$319

Net income per share:
From continuing operations-basic	$(.21)	$.04		$(.25)

From continuing operations-diluted	(.21)	.04		$(.25)

From discontinued operations-basic	$.29	—		$.31

From discontinued operations-diluted	.29	—		$.31

Basic weighted average shares outstanding	7,593	7,593		7,593

Diluted weighted average shares outstanding	7,609	7,609		7,609

(c)	Reflects the income tax rate at the Federal statutory rate of 34%.

Video Display Corporation

Pro Forma Income Statement (unaudited)

Year-Ended February 28, 2013

	Historical Results	Pro Forma Adjustment		Pro Forma Results
Net sales	$49,103	$11,739		37,364

Cost of goods sold	36,189	6,913		29,276

Gross profit	12,914	4,826		8,088

Operating expenses
Selling and delivery	5,350	341		5,009
General and administrative	7,375	1,925		5,450

	12,725	2,266		10,459

Operating income/(loss)	189	2,560		(2,371)

Other income (expense)
Interest expense	(713)	—		(713)
Other, net	381	146		235

	(332)	146		(478)

Income/(Loss) from continuing operations before income taxes	(143)	2,706		(2,849)
Income tax (benefit)	(151)	920	(c)	(1,071)

Net income/(loss)	$8	1,786		(1,778)

Income from discontinued operations, net of taxes	—	—		—

Net income	$8	$1,786		$(1,778)

Net income per share:
From continuing operations-basic	$.00	$.24		$(.24)

From continuing operations-diluted	.00	.24		$(.24)

From discontinued operations-basic	$—	$—		$—

From discontinued operations-diluted	—	—		—

Basic weighted average shares outstanding	7,570	7,570		7,570

Diluted weighted average shares outstanding	7,623	7,623		7,623

(c)	Reflects the income tax rate at the Federal statutory rate of 34%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2014	VIDEO DISPLAY CORPORATION

	By:	/s/ Ronald D. Ordway
Ronald D. Ordway
Chief Executive Officer